EXHIBIT 23.1
                                            ------------
 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Elcotel, Inc. on Form S-8 (related to the Technology Service Group, Inc. 1994 Omnibus Stock Plan) of our report dated June 23, 1997, appearing in the Annual Report on Form 10-K of Elcotel, Inc. for the year ended March 31, 1997.




/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Tampa, Florida
February 19,1998